Exhibit 99.1

THE REALREAL WITHDRAWS 2020 BUSINESS OUTLOOK DUE TO IMPACT OF COVID-19

SAN FRANCISCO, March 17, 2020 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, consigned luxury goods—today withdrew its outlook for the first quarter and full year 2020 as a result of the growing impact of the coronavirus (COVID-19) on its business.

Effective today, the company is closing its Brisbane, Calif., e-commerce center in response to the shelter in place directive from the San Mateo County Health Department currently expected to remain in place through April 7. The company is also suspending consignment and shopping appointments in its San Francisco Luxury Consignment Offices and flagship store, as well as shifting all Bay Area White Glove in-home consignment to virtual appointments only. Given the near-term uncertainty about the duration of this closure and potential for the closure of our other facilities, we are unable to quantify the near-term impact to our business.

“We are in unprecedented territory with the spread of coronavirus. In a time with so much uncertainty, we want to reassure you that we are taking every precaution to ensure the safety of our customers, consignors and staff by following COVID-19 guidelines provided by public health organizations as well as federal, state and local officials,” said Julie Wainwright, founder and CEO of The RealReal. “While the magnitude of COVID-19’s near-term impact remains fluid, we are confident in our leadership position and our long-term strategy to capitalize on the large market opportunity before us.”

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, consigned luxury goods. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have 150+ in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by hundreds of brands, from Gucci to Cartier, supporting the circular economy. We make consigning effortless with free in-home pickup, drop-off service and direct shipping for individual consignors and estates. At our stores in LA, NYC and San Francisco, customers can shop, consign, and meet with our experts. At our ten Luxury Consignment Offices, four of which are in our retail stores, our expert staff provides free valuations.

Investor Relations Contact:

Paul Bieber

Head of Investor Relations

paul.bieber@therealreal.com

Press Contact:

Erin Santy

Head of Communications

pr@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements in this release include, but are not limited to statements about future operating results, including our financial outlook and guidance for the first quarter of 2020 and full year 2020, our ability to drive revenue growth, our ability to drive operating leverage, our ability to add capacity, capabilities and automation to our operations and our strategies, plans, commitments, objectives and goals. Forward-looking statements are based on current expectations of future events. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise. Our future results may be different from those described in our forward-looking statements for a variety of reasons, including any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations and other reasons. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10- K for the fiscal year ended December 31, 2019 that was filed with the SEC on March 11, 2020. We qualify all of our forward-looking statements by these cautionary statements.